UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2005 (December 18, 2005)

1-12869	CONSTELLATION ENERGY GROUP, INC.	52-1964611

1-1910	BALTIMORE GAS AND ELECTRIC COMPANY	52-0280210

(Commission File Number)	(Exact name of Registrant as specified in its charter)	(IRS Employer Identification No.)

Maryland
(State or other jurisdiction of incorporation of Registrants)

750 E. Pratt Street

Baltimore, Maryland 21202
(Address of principal executive offices, including zip code, of Registrants)

410-783-2800
(Registrants’ telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Merger Agreement

On December 18, 2005, Constellation Energy Group, Inc., a Maryland corporation (“Constellation”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among FPL Group, Inc., a Florida corporation (“FPL”), CF Merger Corporation, a Florida corporation and wholly-owned subsidiary of Constellation (“Merger Sub”), and Constellation.  A copy of the Merger Agreement is attached as Exhibit 2.1 to this report.

The Merger Agreement provides for the merger of Merger Sub with and into FPL on the terms and subject to the conditions set forth in the Merger Agreement (the “Merger”), with FPL continuing as the surviving corporation in the Merger.  As a result of the Merger, FPL will become a wholly-owned subsidiary of Constellation, and FPL shareholders will receive shares of Constellation common stock in exchange for their FPL common stock.  Immediately prior to the effective time of the Merger, Constellation will effect a stock split so that each share of common stock of Constellation will be divided into 1.444 shares of Constellation common stock (the “Stock Split”) and cash will be paid in lieu of fractional shares.  At the effective time of the Merger, each share of common stock of FPL issued and outstanding immediately prior to the effective time will be canceled and converted into the right to receive 1.0 share of common stock of Constellation.  As a result of the Stock Split and the Merger, and assuming no conversion of any other convertible securities of FPL or Constellation, the companies expect that upon consummation of the Merger FPL stockholders will own approximately 60% of the common stock of Constellation and Constellation stockholders will own approximately 40% of the common stock of Constellation.

Pursuant to the Merger Agreement, upon consummation of the Merger, Constellation’s Board of Directors will be comprised of 15 Directors, 9 of whom will have been designated by FPL and 6 of whom will have been designated by Constellation.  Mayo A. Shattuck III, currently Chairman of the Board of Directors, President and Chief Executive Officer of Constellation, will become Chairman of the Board of Directors of Constellation, will have management responsibilities for Constellation’s competitive energy business and will assist Constellation’s Chief Executive Officer on strategy issues.  Lewis Hay, III, currently Chairman of the Board of Directors, President and Chief Executive Officer of FPL, will become the President and Chief Executive Officer of Constellation immediately following the Merger.

Following the Merger, Constellation will maintain dual headquarters in Baltimore, Maryland and Juno Beach, Florida.

The consummation of the Merger is subject to the satisfaction or waiver of closing conditions applicable to both Constellation and FPL, including the receipt of required regulatory approvals and the approval of the transaction by the shareholders of both

Constellation and FPL.  In addition, as a condition to the consummation of the Merger, Constellation will amend and restate its articles of incorporation and bylaws in the forms attached as exhibits to the Merger Agreement.

The Merger Agreement also contains customary representations, warranties and covenants of both Constellation and FPL.  These covenants include an obligation on behalf of both parties to operate their respective businesses in the ordinary course until the Merger is consummated and limitations on their right to solicit or engage in negotiations regarding alternative business combination transactions or to withdraw their support of the Merger.  The Merger Agreement also provides for termination rights on behalf of both parties and that under specified circumstances Constellation may be required to pay FPL a termination fee of $425 million and FPL may be required to pay Constellation a termination fee of $650 million.  In addition, under specified circumstances each party may be obligated to reimburse the other party for up to $40 million of expenses, which would reduce the amount of any required termination fee payable by that party.  Furthermore, under certain limited circumstances a party that has changed or withdrawn its recommendation in favor of the Merger may be required to pay the other party $100 million and to reimburse that other party for all of its expenses.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

Employment Arrangement

On December 18, 2005, Constellation and Mr. Shattuck entered into a letter agreement relating to his employment by Constellation following the consummation of the Merger (the “Letter Agreement”).  The Letter Agreement will become effective upon the consummation of the Merger (the “Effective Date”) and will continue for three years.  If the Merger is not completed, or if Mr. Shattuck’s employment with Constellation terminates prior to the Merger’s completion, the Letter Agreement will terminate and be of no force and effect.  Under the terms of the Letter Agreement:

•                  As noted above, Mr. Shattuck will be Chairman of the Board with continuing executive management responsibilities.  He will maintain these responsibilities for a year, or until they have been transitioned to new managers, and then will assume other senior management responsibilities to be agreed.  Constellation also will nominate him for re-election to the Board of Directors during the three-year term of the Letter Agreement.

Mr. Shattuck’s base salary will not change in 2006, and his bonus will be determined by members of Constellation’s Board of Directors who were on the Board immediately prior to the Effective Date.  His aggregate base salary and bonus will be $5,000,000 in 2007, and $2,500,000 in each of 2008 and 2009; provided that his aggregate base salary and bonus in any year will be no less than that of Constellation’s Chief Executive Officer.  The Letter Agreement also provides for specified incentive opportunities and, as long as Mr. Shattuck continues as a Director, specified perquisites, including office space and staff support in Baltimore.

•                  In lieu of a cash severance payment under his Amended and Restated Change in Control Severance Agreement (the “Change in Control Agreement”), which he has waived, Mr. Shattuck will receive on the Effective Date common stock restricted stock units (including dividend equivalents) with a fair market value equal to the cash severance payment he would have received.  The restricted stock units will vest after a year (if he remains employed with Constellation for that year), and they will vest earlier upon his death or disability or if his employment is terminated by Constellation without Cause (as defined in the Change in Control Agreement) or by him for Good Reason (as defined in the Letter Agreement).

•                  The Letter Agreement also provides for cash severance of up to $15 million (less certain specified amounts otherwise paid or payable to him) if Mr. Shattuck’s employment is terminated without Cause or for Good Reason within the first year following the Merger.  The severance amount is $5 million after the first year.

•                  As specified in the Change in Control Agreement, Mr. Shattuck also will be entitled to receive payments and benefits under a supplemental non-qualified retirement plan upon any termination of his employment.  Under the Letter Agreement, the level of payments and benefits he receives under the plan will not be reduced by future changes in his compensation, and any actuarial reduction in his benefits will be based on his age at the time of termination of employment plus three years.  In addition, any options granted after the Effective Date will vest if Mr. Shattuck’s employment is terminated after the Merger is completed under conditions specified in the Letter Agreement.

•                  While employed and for one year thereafter, Mr. Shattuck also has agreed to not solicit the employment of any officers and certain other employees of Constellation and its subsidiaries without the prior written consent of Constellation.

The foregoing description of the Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Letter Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.  Any description of the Change of Control Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Change of Control Agreement, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Reference is made to the description of the Change in Control Agreement that is included in Constellation’s Form 10-Q for the quarter ended September 30, 2005 and the description of the change in control severance agreements it maintains with its named executive officers, including Mr. Shattuck, that is included in Constellation’s Proxy Statement filed with the Securities and Exchange Commission on April 13, 2005.

*     *     *     *     *

Forward-Looking Statements.  This report contains, in addition to statements of historical fact, certain forward-looking statements.  These forward-looking statements relate to, among other things, the proposed merger and the combined company and involve risks and uncertainties.  Actual results could differ from those currently anticipated due to a number of factors.  Forward-looking statements are based on information available to management at the time, and they involve judgments and estimates.  There can be no assurance as to the timing of the closing of the merger, or whether the merger will close at all.  Factors that could cause the merger to be delayed or to failed to close at all include: the failure to obtain governmental approvals of the transaction on the proposed terms and schedule; the failure of Constellation or FPL stockholders to approve the transaction; a material adverse change in the business, assets, financial condition or results of operations of Constellation or FPL; the risk that the businesses will not be integrated successfully or that anticipated synergies will not be achieved or will take longer to achieve than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees, suppliers or governmental entities; unexpected transaction costs or liabilities; economic conditions; and other specific factors discussed in documents filed with the Securities and Exchange Commission by both Constellation and FPL.  Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the Securities and Exchange Commission at the Securities and Exchange Commission’s web site at www.sec.gov.  In addition, investors and security holders may obtain free copies of the documents filed with the Securities and Exchange Commission by Constellation at www.constellation.com/investors.  Investors and security holders may obtain free copies of the documents filed by FPL at www.fplgroup.com/investor.  Neither Constellation nor FPL assumes any responsibility to update any forward-looking statements as a result of new information or future developments except as expressly required by law.

Additional Information and Where to Find It.  Constellation and FPL intend to file a registration statement of Constellation on Form S-4 containing a joint proxy statement/prospectus of Constellation and FPL, which will include material relating to the meetings of shareholders to vote on the approval of matters related to the Merger.  Investors and security holders of Constellation and FPL are urged to read the joint proxy statement/prospectus to be filed by Constellation and FPL and other relevant materials when they become available because they will contain important information about Constellation, FPL and the proposed transaction.  Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the Securities and Exchange Commission at the Securities and

Exchange Commission’s web site at www.sec.gov.  In addition, a copy of the joint proxy statement/prospectus (when it becomes available) may be obtain free of charge from Constellation Energy, Shareholder Services, 750 East Pratt St., Baltimore, Maryland 21202, or from FPL, Shareholder Services, P.O. Box 14000, 700 Universe Blvd., Juno Beach, Florida 33408-0420.

No Offer or Solicitation.  This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, not shall there by any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in the Solicitation.  Constellation, FPL and their respective executive officers and directors may be deemed, under the rules of the Securities and Exchange Commission, to be participants in the solicitation of proxies from Constellation’s and/or FPL’s shareholders with respect to the proposed transaction.  Information regarding the officers and directors of Constellation is included in its 2004 Form 10-K and the definitive proxy statement for its 2005 annual meeting filed with the Securities and Exchange Commission on April 13, 2005.  Information regarding the officers and directors of FPL is included in its 2004 Form 10-K and the definitive proxy statement for its 2005 annual meetings filed with the Securities and Exchange Commission on April 5, 2005.  Information regarding J. Brian Ferguson, a director of FPL elected since the date of the filing of the 2005 definitive proxy statement, can be found in FPL’s filing on Form 10-Q dated August 4, 2005.  More detailed information regarding the identity of potential participants, and their interests in the solicitation, will be set forth in the joint proxy statement/prospectus and other materials to be filed with the Securities and Exchange Commission in connection with the proposed transaction.

Item 8.01.  Other Events

On December 19, 2005, Constellation and FPL issued a joint press release announcing the execution of the Merger Agreement.  A copy of the joint press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.

On December 19, 2005, Constellation and FPL held a meeting and webcast teleconference for the investment community to discuss the Merger.  A copy of the slides presented during the meeting/teleconference is attached as Exhibit 99.2 to this report and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(c)           Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated December 18, 2005, by and among FPL Group, Inc., Constellation Energy Group, Inc. and CF Merger Corporation.

10.1	Letter Agreement, dated December 18, 2005, by and between Constellation Energy Group, Inc. and Mayo A. Shattuck III.

10.2	Amended and Restated Change in Control Severance Agreement, dated December 18, 2005, by and between Constellation Energy Group, Inc. and Mayo A. Shattuck III.

99.1	Joint Press Release, dated December 19, 2005, announcing the execution of the Merger Agreement.

99.2	Investor presentation slides from December 19, 2005 investor meeting and teleconference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CONSTELLATION ENERGY GROUP, INC.

Dated: December 19, 2005	By:	/s/ Charles A. Berardesco
Charles A. Berardesco
Associate General Counsel, Chief Compliance Officer and Corporate Secretary

BALTIMORE GAS AND ELECTRIC COMPANY

Dated: December 19, 2005	By:	/s/ Charles A. Berardesco
Charles A. Berardesco
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated December 18, 2005, by and among FPL Group, Inc., Constellation Energy Group, Inc. and CF Merger Corporation.

10.1	Letter Agreement, dated December 18, 2005, by and between Constellation Energy Group, Inc. and Mayo A. Shattuck III.

10.2	Amended and Restated Change in Control Severance Agreement, dated December 18, 2005, by and between Constellation Energy Group, Inc. and Mayo A. Shattuck III.

99.1	Joint Press Release, dated December 19, 2005, announcing the execution of the Merger Agreement.

99.2	Investor presentation slides from December 19, 2005 investor meeting and teleconference.